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                                  EXHIBIT 21.1




                  LIST OF SUBSIDIARIES OF AVONDALE INCORPORATED
                              AS OF AUGUST 27, 2004





                   NAME                          STATE OF INCORPORATION
-----------------------------------------      --------------------------

        Avondale Mills, Inc.                            Alabama


Avondale Mills Graniteville Fabrics, Inc.               Delaware


       Avondale Funding, LLC                            Delaware